Exhibit 10.1

RESTRICTED STOCK AGREEMENT

UNDER THE

BUTLER NATIONAL CORPORATION

2016 EQUITY INCENTIVE PLAN

THIS AGREEMENT, made as of April 12, 2019 by and between Butler National Corporation, a Kansas corporation (hereinafter called the “Company”), and [____________] (hereinafter called the “Awardee”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company (“Board”) has adopted, and stockholders of the Company approved at the 2016 annual meeting of stockholders, the Butler National Corporation 2016 Equity Incentive Plan (“Plan”) pursuant to which restricted stock of the Company may be granted to employees of the Company and its subsidiaries; and

WHEREAS, Awardee is now an employee of the Company or a subsidiary of the Company; and

WHEREAS, the Company desires to make a restricted stock award to the Awardee for [____________________] ([____]) shares of its common stock (“Award”) under the terms hereinafter set forth and the terms of the Plan.

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

1.     Award Subject to Plan. This Award is made under and is expressly subject to all the terms and provisions of the Plan, a copy of which Awardee acknowledges has been received, and which terms are incorporated herein by reference. Awardee agrees to be bound by all the terms and provisions of the Plan. Terms not defined herein shall have the meaning ascribed thereto in the Plan. The Committee referred to in Section 4 of the Plan (the “Committee”) has been appointed by the Board, and designated by it, as the Committee to make awards under the Plan.

2.     Grant of Award. Pursuant to action of the Committee, which action was taken on April 12, 2019 (“Date of Award”), the Company awards to the Awardee [____________________] ([____]) shares of the common stock of the Company, of the par value of $0.01 per share (“Common Stock”); provided, however, that the shares hereby awarded (“Restricted Stock”) are nontransferable by the Awardee during the periods described herein (“Restriction Periods”) and are subject to the risk of forfeiture described herein. During the Restriction Periods, at the Company’s election, the shares awarded pursuant to the Restricted Stock Award will either be represented in book-entry form by the transfer agent for the Common Stock or by a certificate held by the Company or such transfer agent. Any certificate relating to such shares shall be registered in the name of the Awardee and shall bear an appropriate legend referring to the applicable terms, conditions and restrictions.

3.     Vesting. Except as otherwise provided in Section 4 or Section 5, if the Awardee is and has been continuously in the service of the Company or a subsidiary of the Company since the Date of the Award, then 100% of the shares of Restricted Stock granted hereby shall become fully vested and nonforfeitable on April 11, 2024.

4.     Change in Control. Upon a Change in Control of the Company, all shares of Restricted Stock not then free of the restrictions of Section 3 shall become immediately vested and free of such restrictions.

5.     Death of the Awardee; Total Disability; Retirement.

(a)     In the event of the termination of employment of Awardee prior to April 11, 2024, this Award shall terminate and all shares of unvested Restricted Stock shall thereupon automatically and without further action be cancelled and forfeited for no consideration unless the termination of employment is the result of death, retirement or total disability as provided in this Section 5.0(a). In the event of the death of the Awardee or termination of employment of Awardee due to Total Disability or Retirement prior to April 11, 2024, the shares of Restricted Stock granted to Awardee hereby shall become fully vested and nonforfeitable on the date of Death or the date of termination of employment due to Total Disability or Retirement.

(b)     In the event of Awardee’s termination of service with the Company and subsidiaries of the Company for any reason other than as specified in Section 5(a), any shares of Restricted Stock, to the extent not vested as of the termination date, shall thereupon automatically and without further action be cancelled and forfeited for no consideration.

(c)     For purposes of this Agreement “Retirement” shall mean the voluntary termination of employment by Awardee by reason of retirement at or after age 65. The determination of whether a particular termination of employment qualifies as Retirement shall be made in the sole discretion of the Committee.

6.     Dividends. Any cash or in-kind dividends paid with respect to the unvested shares of Restricted Stock shall be withheld by the Company and shall be paid to Awardee, without interest, only when, and if, such shares of Restricted Stock shall become fully vested, and in no event later than 2 ½ months after the close of the year in which such Restricted Stock vests.

7.     Voting Rights. Prior to the vesting of the shares of Restricted Stock, subject to the provisions of this Agreement, including Section 11 of this Agreement, the Awardee shall have the rights of a stockholder (including the right to vote such Restricted Stock and the right to receive dividends) as further described in Section 8(a)(iii) of the Plan.

8.     Payment and Taxes. As soon as practicable following the vesting of any shares of Restricted Stock, shares of Company Common Stock shall be delivered to the Awardee. Awardee shall pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state, and local tax withholding that in the opinion of the Company is required by law. For the avoidance of doubt, the Awardee shall be entitled to satisfy any tax withholding obligations hereunder through an election to have shares of common stock of the Company withheld from any payments under this Agreement. Unless Awardee satisfies any such tax withholding obligation by paying the amount in cash, by check, stock withholding, or by other arrangements acceptable to the Company, the Company shall withhold a portion of the stock payable upon vesting equal to the tax withholding obligation. Any share withholding pursuant to this Section 8 is intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Rule 16b-3(e) under the Exchange Act. As a condition to the effectiveness of this Restricted Stock Award, Awardee shall not make any election to Section 83(b) of the Internal Revenue Code of 1986, as amended, to realize taxable income with respect to the Award as of the Date of Award without prior written notice to the Company’s Chief Financial Officer or such officer’s designee.

9.     Administration. This Award has been made pursuant to a determination made by the Committee, subject to the express terms of this Agreement, and the Committee shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Awardee by the express terms hereof.

10.     No Right to Continued Service. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the service of the Awardee as an employee, as applicable.

11.     Non-Transferability. Neither the Award hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect.

12.     Severability. Any word, phrase, clause, sentence or other provision herein which violates or is prohibited by any applicable law, court decree or public policy shall be modified as necessary to avoid the violation or prohibition and so as to make this Agreement enforceable as fully as possible under applicable law, and if such cannot be so modified, the same shall be ineffective to the extent of such violation or prohibition without invalidating or affecting the remaining provisions herein.

13.     Non-Waiver of Rights. The Company’s failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by Awardee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Agreement.

14.     Amendments. Except as provided in the Plan and as otherwise expressly set forth herein, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

15.     Successors and Assigns. Subject to the limitations set forth in this Agreement and the Plan, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company. This Agreement may not be assigned by Awardee without the consent of the Committee.

16.     Forfeiture. Awardee acknowledges and agrees that the Award granted hereunder is subject to the terms of any forfeiture or clawback policy adopted by the Board and is subject to any additional obligations as may be required by law, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002. Awardee further acknowledges and agrees that the Board may amend or modify any such forfeiture or clawback policy at any time and that any such policy or policies shall be binding on Awardee and the Award granted hereunder.

17.     Choice of Law; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Kansas, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Agreement to the substantive law of another jurisdiction. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any right it may have to a trial by jury in respect of any litigation as between the parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each of the parties hereto (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 17.

18.     Counterparts. This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf, and the Awardee has signed this Agreement to evidence the Awardee’s acceptance of the terms hereof, all as of the date first above written.

BUTLER NATIONAL CORPORATION

By:

Clark D. Stewart

President and Chief Executive Officer

ATTEST:

Christopher J. Reedy, Vice President and Secretary

[___________________], Awardee